Appendix A
Form of Certificate of Amendment

REG-C-EA
(08-05)

STATE OF NEW JERSEY
DIVISION OF REVENUE

Mail to: PO Box 308
Trenton, NJ 08646

BUSINESS ENTITY AMENDMENT FILING

FEE REQUIRED CGN

Complete the following information and sign in the space provided. Please note that once filed, the information on this page is considered public. Refer to the instructions for delivery/return options, filing fees and field-by-field requirements. Remember to remit the appropriate fee amount for this filing. Use attachments if more space is required for any field, or if you wish to add articles for the public record.

FILED
MAR 1 2 2007
STATE TREASURER
0100813177

A. Business Name: FUTOMIC INDUSTRIES, INC.

Business Entity NJ 10-digit ID number: __________

B. Statutory Authority for Amendment ________________ (See Instructions for List of Statutory Authority)

C. ARTICLE 1 OF THE CERTIFICATE of the above referenced business is amended to read as follows. If more space is necessary, use attachment)

The name of the corporation is EncryptaKey, Inc.

D. Other Provisions, (Optional)________________

E. Date Amendment was Adopted:________________

F. CERTIFICATION OF CONSENT/VOTING (If required by one of the following laws cited, certify consent/voting)
N.J.S.A. 14A:9-1 et seq. or N.J.S.A 15A:9-1 et seq., Profit and Non-Profit Corps. Amendment by the Incorporators.

☐ Amendment was adopted by unanimous consent of the Incorporators

N.J.S.A 14A:9-2(4) and 14A:9-4(3), Profit Corps., Amendment by the Shareholders

☐ Amendment was adopted by the Directors and thereafter adopted by the shareholders
Number of shares outstanding at the time the amendment was adopted 50,906,784 and total number of shares entitled to vote thereon 34,466,120. If applicable, list the designation and number of each class/series of shares entitled to vote:

List votes for and against amendment, and if applicable, show the vote by designation and number of each class/series of shares entitled to vote:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
34,466,120	0

** If the amendment provides for the exchange, reclassification, or cancellation of issued shares, attach a statement indicating the manner in which same shall be effected

N.J.S.A. 15A:9-4, Non-profit Corps. Amendment by Members or Trustees
The corporation has does not have members
If the corporation has members, indicate the number entitled to vote ______ and how voting was accomplished:
☐ At a meeting of the corporation. Indicate the number VOTING FOR ______ and VOTING AGAINST ______. If any class(es) of members may vote as a class, set forth the number of members in each class, the votes for and against by class, and the number present at the meeting:

Class	Number of Members	Voting for Amendment	Voting Against Amendment

☐ Adoption was by unanimous written consent without a meeting
If the corporation does not have members, indicate the total number of Trustees ______ and how voting was accomplished:
☐ At a meeting of the corporation. The number of trustees VOTING FOR ______ and VOTING AGAINST ______
☐ Adoption was by unanimous written consent without a meeting.

G. AGENT/OFFICE CHANGE
New Registered Agent: ________________
Registered Office: (Must be a NJ street address)
Street ________________ City ________ Zip ________

H. SIGNATURE(S) FOR THE PUBLIC RECORD (See Instructions for Information on Signature Requirements)

Signature [signature] Title President Date ______

Signature ________________ Title ________________ Date ______

The above-signed certifies that the business entity has complied with all applicable NJ statutory filing requirements

5181395 2 J3404969